EXHIBIT 10.6


                             CONTRIBUTION AGREEMENT

                                     between

                                 GO! AGENCY, LLC

                                       and

                            SIGN MEDIA SYSTEMS, INC.
                           Dated as of January 1, 2003


                             CONTRIBUTION AGREEMENT

This Contribution Agreement (this "Agreement") dated as of January 1, 2003, between GO! Agency, LLC, a Florida limited liability company("GO!") and Sign Media Systems, Inc., a Florida Corporation (the "Company").

WHEREAS, GO! and the Company are under common control; and

WHEREAS, GO! is engaged in the general signage business and in the development of a truck side mounting system ("Mounting System") utilizing vinyl graphics for truck side advertising; and

WHEREAS, the Company has participated in the development of the Mounting System; and

WHEREAS, GO! desires to remain in the general signage business and to discontinue the development of the Mounting System and truck side advertising; and

WHEREAS, the Company desires to continue in the development of the Mounting System and to engage in the truck side advertising business; and

WHEREAS, GO! has agreed to contribute assets associated with the development and manufacture of the Mounting System and associated with truck side advertising to the Company in exchange for shares of the common stock of the Company; and

WHEREAS, the Company has agreed to issue shares of its common stock to GO! in exchange for such assets.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound by the terms hereof applicable to each of them, hereby agree as follows:

                                    ARTICLE I
                                  Contributions

SECTION 1.01.  GO! Contribution; GO! Assets.

On the terms and subject to the conditions of this Agreement, GO! hereby sells, assigns, transfers, conveys and delivers to the Company, and the Company hereby acquires from GO! effective as of the date hereof, all the right, title and interest of the GO! Assets (as defined below) in exchange for (i) 7,959,000 shares of the Company and (ii) the assumption of the Assumed GO! Liabilities (as defined in Section 1.02). The contribution and acquisition of the GO! Assets and the assumption of the Assumed GO! Liabilities is referred to in this Agreement as the "GO! Contribution". The term "GO! Assets" means the assets set forth on
Schedule 1.01.

SECTION 1.02.  Assumption of Certain Liabilities.

(a) On the terms and subject to the conditions of this Agreement, the Company hereby assumes, effective as of the date hereof, and from and after the date hereof the Company agrees to pay, perform and discharge when due, any liability, obligation or commitment of GO! under the contracts, agreements, commitments and other legally binding arrangements, whether oral or written listed on Schedule
1.02 (the "Assumed GO! Liabilities"), other than any Excluded GO! Liabilities.

(b) Notwithstanding Section 1.02(a), or any other provision of this Agreement and regardless of any disclosure to GO! or the Company, the Company shall not assume any Excluded GO! Liability, each of which shall be retained and paid, performed and discharged when due by GO!. The term "Excluded GO! Liability" means:

         (i) any liability, obligation or commitment of GO! not specifically assumed pursuant to Section 1.02(a);

         (ii) any liability, obligation or commitment of GO! whether express or implied, liquidated, absolute, accrued, contingent or otherwise, or known or unknown, arising out of the continued operation or conduct by GO! its business after the Closing;

         (iii) any liability, obligation or commitment of GO! arising out of any actual or alleged breach by GO! of, or nonperformance by any of the GO! under any contract;

         (iv) any liability, obligation or commitment of GO! arising out of (A) any suit, action or proceeding ("Proceeding") pending or, to the knowledge of GO!, threatened as of the date hereof or (B) any actual or alleged violation by GO! of any Applicable Law (as defined in Section 3.03);

         (v) any liability, obligation or commitment for Taxes (as defined in Section 3.12), whether or not accrued, assessed or currently due and payable,
(A) of GO! or (B) relating to the operation or ownership of GO!'s business or assets for any Tax period (or portion thereof);

         (vi) except as provided in Section 5.02(b), any liability, obligation or commitment for transfer, documentary, sales, use, registration, value-added and other similar Taxes and related amounts (including any penalties, interest and additions to Tax) incurred in connection with this Agreement and the GO! Contribution ("Transfer Taxes");

         (vii) Any liability, obligation or commitment of GO! that relates to, or that arises out of, products or services shipped or sold by or on behalf of GO! (including claims of negligence, personal injury, product damage, product liability, product warranties, promotional obligations, strict liability, product recall or any other claims (including workers' compensation, employer's liability or otherwise)), whether such liability, obligation or commitment relates to or arises out of accidents, injuries or losses occurring on or prior to or after the date hereof; and

         (viii) any liability, obligation or commitment of any of GO! that relates to, or that arises out of, the employment or the termination of the employment with GO! of any employee or former employee.

(c) The Company shall acquire the GO! Assets free and clear of all liabilities, obligations and commitments other than the Assumed GO! Liabilities, and free and clear of all Liens (as defined in Section 3.04), other than Permitted Liens (as defined in Section 3.04).

SECTION 1.03.  Consents of Third Parties.

(a) Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any asset or any claim or right or any benefit arising under or resulting from such asset if an attempted assignment thereof, without the consent of a third party, would constitute a breach or other contravention of the rights of such third party, would be ineffective with respect to any party to an agreement concerning such asset, or would in any way adversely affect the rights of any of GO! or, upon transfer, the Company under such asset. If any transfer or assignment by GO! to, or any assumption by the Company of, any interest in, or liability, obligation or commitment under, any asset requires the consent of a third party, then such assignment or assumption shall be made subject to such consent being obtained.

(b) In connection with those consents that have not been obtained as of the date hereof, GO! and the Company hereby agree that, until any such required consent is obtained, GO! shall, with the reasonable and necessary cooperation of the Company, and at the Company's direction, continue to fulfill any and all obligations and commitments, and enforce any and all rights, of GO! in connection with any asset, claim or right that constitutes a GO! Asset but for which any required consent has not been obtained, and that the Company shall be entitled to all of the economic claims, rights and benefits under such asset, claim or right and GO! shall pay or cause to be paid to the Company all such economic benefits as promptly as practicable following receipt by GO!. To the extent, and only to the extent, a required consent is received to the transfer of any asset, claim or right, the Company shall be responsible for the Assumed GO! Liabilities, if any, arising under such asset, claim or right.

                                   ARTICLE II
                                   The Closing

SECTION 2.01. The Closing.

The closing of the Contributions (the "Closing") is taking place at the offices of Company at 2100 19th Street, Sarasota, FL 34234, on the date hereof.

SECTION 2.02. Transactions To Be Effected at the Closing.

At the Closing:

(a) GO! is delivering (i) appropriately executed copies of this Agreement, (ii) such appropriately executed bills of sale, assignments and other instruments of transfer relating to the GO! Assets in form and substance reasonably satisfactory to the Company and (iii) such other documents as the Company has reasonably requested to demonstrate compliance with the terms and provisions of this Agreement;

(b) the Company is delivering (i) appropriately executed copies of this Agreement, (ii) such appropriately executed assumption agreements and other instruments of assumption providing for the assumption of the Assumed GO! Liabilities in form and substance reasonably satisfactory to GO! and (iii) such other documents as GO! has reasonably requested to demonstrate compliance with the terms and provisions of this Agreement.

                                   ARTICLE III
                      Representations and Warranties of GO!

GO! hereby represents and warrants to the Company, as of the date of this Agreement, as follows:

SECTION 3.01. Organization, Standing and Power.

GO! is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its business as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect (i) on the business, assets, condition (financial or otherwise) or results of operations or prospects of GO! taken as a whole, or of its business, (ii) on the ability of GO! to perform its obligations under this Agreement or (iii) on the ability of GO! to consummate the GO! Contribution (a "GO! Material Adverse Effect"). GO! is duly qualified to do business as a foreign corporation in each jurisdiction where the character of the GO! Assets held by it or the nature of its business make such qualification necessary for it to conduct its business as currently conducted by it or the failure to so qualify has had or could reasonably be expected to have a GO! Material Adverse Effect. GO! has delivered to the Company true and complete copies of its certificate of organization and operating agreement, in each case as amended through the date of this Agreement.

SECTION 3.02. Authority; Execution and Delivery; Enforceability.

GO! has full power and authority to execute this Agreement. GO! has full power and authority to consummate the GO! Contribution. The execution and delivery by GO! of this Agreement and the consummation by GO! of the GO! Contribution have been duly authorized by all necessary company action. GO! has duly executed and delivered this Agreement, and this Agreement, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally or equitable principles relating to or limiting creditors' rights generally.

SECTION 3.03. No Conflicts; Consents.

The execution and delivery by GO! of this Agreement and the consummation of the GO! Contribution and compliance by GO! with the terms hereof do not conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of GO! under, any provision of (i) the certificate of organization or operating agreement of GO!, (ii) any Contract to which GO! is a party or by which any of its respective properties or assets is bound or (iii) any judgment, order or decree ("Judgment") or statute, law, ordinance, rule or regulation ("Applicable Law") applicable to GO! or its properties or assets, and (ii) any such items that, individually or in the aggregate, have not had and could not reasonably be expected to have a GO! Material Adverse Effect. No consent, approval, license, permit, order or authorization ("Consent") of, or registration, declaration or filing with, any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), is required to be obtained or made by or with respect to GO! in connection with (A) the execution, delivery and performance of this Agreement or the consummation of the GO! Contribution or (B) the conduct by the Company of its business following the Closing as conducted on the date hereof.

SECTION 3.04. GO! Assets.

GO! has good and valid title to all the GO! Assets, in each case free and clear of all mortgages, liens, security interests, charges, easements, leases, subleases, covenants, rights of way, options, claims, restrictions or encumbrances of any kind (collectively, "Liens"), except (i) such as are set forth in Schedule 3.04 (all of which shall be discharged prior to the Closing),
(ii) mechanics', carriers', workmen's, repairmen's or other like Liens arising or incurred in the ordinary course of business relating to the GO! Assets, Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business and liens for Taxes that are not due and payable or that may thereafter be paid without penalty relating to the GO! Assets, and (iii) other imperfections of title or encumbrances, if any, that do not, individually or in the aggregate, materially impair the continued use and operation of the assets to which they relate in the conduct of its business as presently conducted (the Liens described in clauses (ii) and (iii) above are referred to collectively as "Permitted Liens").

SECTION 3.05.  Intellectual Property.

(a) Schedule 3.05 sets forth a true and complete list of all patents (including all reissues, divisions, continuations and extensions thereof), patent applications, patent rights, trademarks, trademark registrations, trademark applications, servicemarks, trade names, business names, brand names, domain names, copyrights, copyright registrations and renewals, designs, design registrations, software (together with all related source code(s)) and all owned, used, filed by or licensed to GO! and used, held for use or intended to be used in the operation or conduct of its business, other than unregistered designs and copyrights that, individually and in the aggregate, are not material to the conduct of its business as presently conducted. With respect to all Intellectual Property constituting GO! Assets ("Contributed Intellectual Property") that is registered or subject to an application for registration,
Schedule 3.05 sets forth a list of all jurisdictions in which such Contributed Intellectual Property is registered or registrations applied for and all registration and application numbers. Except as set forth in Schedule 3.05 (i) all the Contributed Intellectual Property has been duly registered in, filed in or issued by the appropriate Governmental Entity where such registration, filing or issuance is necessary or appropriate for the conduct of GO!'s business as presently conducted, (ii) GO! is the sole and exclusive owner of, and GO! has the right to use, execute, reproduce, display, perform, modify, enhance, distribute, prepare derivative works of and sublicense, without payment to any other person, all the Contributed Intellectual Property and the consummation of the GO! Contribution and the other transactions contemplated hereby does not and will not conflict with, alter or impair any such rights, and (iii) during the past three years, GO! has not received any written or oral communication from any person asserting any ownership interest in any Contributed Intellectual Property.

(b) GO! has not granted any license of any kind relating to any trade secrets, confidential information, inventions, know-how, formulae, processes, procedures, research records, records of inventions, test information, market surveys, subscriber lists and marketing know-how of GO! constituting GO! Assets (the "Technology"), or to any Contributed Intellectual Property or the marketing or distribution thereof. GO! is not bound by or a party to any option, license or agreement of any kind relating to the Intellectual Property of any other person for the use of such Intellectual Property in the conduct of its business, except for so-called "shrink-wrap" license agreements relating to computer software licensed in the ordinary course of GO!'s business. The conduct of GO!'s business as presently conducted does not violate, conflict with or infringe the Intellectual Property of any other person. Except as set forth in Schedule 3.05,
(i) no claims are pending or, to the knowledge of GO!, threatened, as of the date of this Agreement against GO! by any person with respect to the ownership, validity, enforceability, effectiveness or use in GO!'s business of any Intellectual Property and (ii) during the past three years GO! has not received any written or oral communication alleging that GO! has in the conduct of its business violated any rights relating to Intellectual Property of any person.

(c) All material Technology has been maintained in confidence in accordance with protection procedures customarily used in the industry to protect rights of like importance. All former and current members of management and key personnel of GO! including all former and current employees, agents, consultants and independent contractors who have contributed to or participated in the conception and development of material Technology (collectively, "Personnel") either (i) have been party to a "work-for-hire" arrangement or agreement with GO!, in accordance with all Applicable Laws, that has accorded GO! full, effective, exclusive and original ownership of all tangible and intangible property thereby arising or (ii) have executed appropriate instruments of assignment in favor of GO! as assignee that have conveyed to GO! full, effective and exclusive ownership of all intangible property thereby arising. No former or current Personnel have any claim against GO! in connection with such person's involvement in the conception and development of any Technology and no such claim has been asserted or is threatened. None of the current members and employees of GO! has any patents issued or applications pending for any device, process, design or invention of any kind now used or needed by GO! in the furtherance of GO!'s business, which patents or applications have not been assigned to GO!, with such assignment duly recorded in the United States Patent and Trademark Office.

(d) All Contributed Intellectual Property, as applicable, is free of any defects that could materially interfere with the Company's use of such Intellectual Property.

SECTION 3.06.  Contracts.

(a) Except for Contracts relating solely to assets that do not constitute GO! Assets, GO! is not a party to or bound by any Contract that is used, held for use or intended for use in, or that arises out of, the operation or conduct of the GO!'s business and that is:

         (i) a covenant not to compete or other covenant of GO! restricting the development, manufacture, marketing or distribution of the products and services of GO!'s business;

         (ii) a lease, sublease or similar Contract with any person under which GO! is lessee of, or holds or uses, any GO! Assets.

         (iii) a material license, option or other Contract relating in whole or in part to the Contributed Intellectual Property (including any license or other Contract under GO! is licensee or licensor of any Contributed Intellectual Property) or to any Technology;


         (iv) a Contract granting a Lien upon any GO! Asset;

         (v) a confidentiality agreement relating to GO! Assets;

         (vi) a Contract for the sale of any GO! Asset or the grant of any preferential rights to purchase any GO! Asset or requiring the consent of any party to the transfer thereof; and

         (vii) a Contract for any joint venture, partnership or similar arrangement relating to any GO! Asset.

(b) Schedule 3.06 sets forth each GO! Contract with respect to which the Consent of the other party or parties thereto is required by virtue of the execution and delivery of this Agreement or the consummation of the GO! Contribution to avoid the invalidity of the transfer of such Contract, the termination thereof, a breach, violation or default thereunder or any other change or modification to the terms thereof, each of which has been or will be obtained.

SECTION 3.07. Personal Property.

Each material item of tangible personal property and interests therein, including all machinery, equipment, furniture and vehicles, of GO! that constitute GO! Assets (the "Personal Property") is in good working order (ordinary wear and tear excepted), is free from any material defect and has been maintained in all material respects in accordance with the past practice of GO!'s business and generally accepted industry practice, and no repairs, replacements or regularly scheduled maintenance relating to any such item has been deferred. All leased personal property that constitutes GO! Assets is in all respects in the condition required of such property by the terms of the lease applicable thereto.

SECTION 3.08.  Permits.
GO! possesses all material Permits to own or hold under lease and operate the GO! Assets.

SECTION 3.09. Insurance.

GO! maintains policies of fire and casualty, liability and other forms of insurance on all GO! Assets

SECTION 3.10.  Taxes.

(a) For purposes of this Agreement:

"Tax" means (i) any tax, governmental fee or other like assessment or charge of any kind whatsoever (including any tax imposed under Subtitle A of the Code and any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding tax on amounts paid, payroll, employment, excise, severance, stamp, capital stock, occupation, property, environmental or windfall profit tax, premium, custom, duty or other tax), together with any interest, penalty, addition to tax or additional amount due, imposed by any Governmental Entity (domestic or foreign) responsible for the imposition of any such tax (a "Taxing Authority"), (ii) any liability for the payment of any amount of the type described in clause (i) above as a result of a party to this Agreement being a member of an affiliated, consolidated or combined group with any other corporation at any time on or prior to the date hereof and (iii) any liability of any person with respect to the payment of any amounts of the type described in clause (i) or (ii) above as a result of any express or implied obligation of such person to indemnify any other person.

"Code" means the Internal Revenue Code of 1986, as amended.

(b) GO! has filed or caused to be filed in a timely manner (within any applicable extension periods) all material Tax returns, reports and forms required to be filed by the Code or by applicable state, local or foreign Tax laws, (ii) all Taxes shown to be due on such returns, reports and forms have been timely paid in full or will be timely paid in full by the due date thereof, and (iii) no material Tax Liens have been filed and no material claims are being asserted in writing with respect to any Taxes.

(c) (i) GO! has not made with respect to GO!, or its assets, any consent under
Section 341 of the Code, (ii) none of the GO! Assets is "tax exempt use property" within the meaning of Section 168(h) of the Code, and (iii) none of the GO! Assets is a lease made pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954.

(d) GO! is not a "foreign person" within the meaning of Section 1445 of the Code.

SECTION 3.11.  Proceedings.

There are no threatened or pending Proceedings or claims arising out of the conduct of GO!'s business or against or affecting any GO! Asset and that (a) relate to or involve more than $5,000, (b) seek any material injunctive relief or (c) may give rise to any legal restraint on or prohibition against the GO! Contribution. GO! is not a party or subject to or in default under any material Judgment applicable to the conduct of its business or any GO! Asset or Assumed GO! Liability. There is not any Proceeding or claim by GO! pending, or which GO! intends to initiate, against any other Person arising out of the conduct of GO!'s business. There is no pending or threatened investigation of or affecting the conduct of GO!'s business or any GO! Asset or Assumed GO! Liability.

SECTION 3.12.  Disclosure.

No representation or warranty of GO! contained in this Agreement and no statement contained in any document, certificate or Schedule furnished or to be furnished by or on behalf of GO! to the Company or any of their representatives pursuant to this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading or necessary in order to fully and fairly provide the information required to be provided in any such document, certificate or Schedule.

                                   ARTICLE IV
                  Representations and Warranties of the Company

The Company hereby represents and warrants to GO! as of the date of this Agreement, as follows:

SECTION 4.01.  Organization, Standing and Power.

The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals, the lack of which, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations under this Agreement (a "Company Material Adverse Effect").

SECTION 4.02.  Authority; Execution and Delivery; Enforceability.

The Company has full power and authority to execute this Agreement. The execution and delivery by the Company of this Agreement has been duly authorized by all necessary corporation action. The Company has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally or equitable principles relating to or limiting creditors' rights generally.

SECTION 4.03.  No Conflicts; Consents.

The execution and delivery by the Company of this Agreement does not conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under or result in the creation of any Lien upon any of the properties or assets of the Company or any of its subsidiaries under, any provision of (i) the certificate of incorporation or by-laws of the Company or any of its subsidiaries, (ii) any Contract to which the Company or any of its subsidiaries is party or by which any of their respective properties or assets is bound or (iii) any Judgment or Applicable Law applicable to the Company or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and
(iii) above, any such items that, individually or in the aggregate, have not had and could not reasonably be expected to have a the Company Material Adverse Effect. No Consent of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to the Company or any of its subsidiaries in connection with (A) the execution, delivery and performance of this Agreement or (B) the conduct by the Company of its Business following the Closing as conducted on the date hereof.

                                    ARTICLE V
                                    Covenants

SECTION 5.01.  Reasonable Best Efforts.

Each party shall, and shall cause its affiliates to, use its reasonable best efforts (at its own expense) to obtain, and to cooperate in obtaining, all consents from third parties necessary or appropriate to permit the Contribution to be completed.

SECTION 5.02.  Expenses; Transfer Taxes.

(a) Except as set forth in Section 5.02(b) below and in Section 5.03 and 6.03, all costs and expenses incurred in connection with this Agreement and the transaction contemplated hereby shall be paid by the party incurring such expense.

(b) The Company shall be responsible for and shall pay, as and when incurred, all Transfer Taxes, documentary Taxes and filing or recording fees and applicable to the Contribution. Each party shall use reasonable effort to avail itself of any available exemptions from any such Taxes or fees, and to cooperate with the other party in providing any information and documentation that may be necessary to obtain such exemptions.

SECTION 5.03.  Post-Closing Cooperation.

(a) GO! and the Company shall cooperate with each other, and shall cause their respective officers, managers, employees, agents, auditors and representatives to cooperate with each other, after the Closing to ensure that the transaction contemplated hereby is accomplished as intended. After the Closing, upon reasonable written notice, the GO! and the Company shall furnish or cause to be furnished to each other and to their respective employees, managers, counsel, auditors and representatives access, during normal business hours, to such information and assistance relating to the transactions contemplated hereby (to the extent within the control of such party) as is reasonably necessary for financial reporting and accounting matters.

(b) After the Closing, upon reasonable written notice, GO! and the Company shall furnish or cause to be furnished to each other, as promptly as practicable, such information and assistance relating to the GO! Assets (including, access to books and records) and the Contribution, to the extent within the control of such party, as is reasonably necessary for the filing or all Tax returns, and making of any election related to Taxes, the preparation for any audit by any Taxing Authority, and the prosecution or defense of any claim, suit or proceeding related to any Tax return. GO! and the Company shall cooperate with each other party in the conduct of any audit or other proceeding relating to Taxes involving the Contribution.

(c) Each party shall reimburse the others for reasonable out-of-pocket costs and expenses incurred in assisting such party pursuant to this Section 5.03. No party shall be required by this Section 5.03 to take any action with would unreasonably interfere with the conduct of its business or unreasonably disrupt its normal operations.

SECTION 5.04.  Further Assurances.

From time to time, as and when requested by any party, each party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions (subject to Section 5.01), as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement including executing and delivering to the Company such assignments, deeds, bills of sale, consents and other instruments as the Company or its counsel may reasonably request as necessary or desirable for such purpose.

                                   ARTICLE VI
                               General Provisions

SECTION 6.01. Assignment.

This Agreement and the rights and obligations hereunder shall not be assignable or transferable by GO! or the Company without the prior written consent of the other party hereto; provided, however, that the Company may assign this Agreement and its rights and obligations hereunder to any entity controlling, controlled by or under common control with, the Company, or to any entity that acquires the Company by purchase of stock or by merger or otherwise, or by acquiring all or substantially all of the Company's assets, provided that any such assignee succeeds to all of the rights and is subject to all of the obligations of the Company under this Agreement. Any attempted assignment in violation of this Section 6.01 shall be null and void ab initio.

SECTION 6.02.  No Third-Party Beneficiaries.

Except as provided in Article VI, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

SECTION 6.03.  Attorney Fees.

A party in breach of this Agreement shall, on demand, indemnify and hold harmless each other party for and against all reasonable out-of-pocket expenses, including legal fees, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement. The payment of such expenses is in addition to any other relief to which such other party may be entitled.

SECTION 6.04.  Notices.

All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows:

                  if to the Company:

                  Sign Media Systems Inc.
                  2100 19th Street
                  Orlando, FL  34234

                  Attention of Antonio F. Uccello, III

                  if to GO!:

                  2100 19th Street
                  Orlando, FL  34234

                  Attention of Antonio F. Uccello, III

SECTION 6.05.  Interpretation; Exhibits and Schedules; Certain
Definitions.

(a) The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein, shall have the meaning as defined in this Agreement. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

(b) For all purposes hereof:

"affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

"including" means including, without limitation.

"person" means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, Governmental Entity or other entity.

"subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

SECTION 6.06.  Counterparts.

This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to each of the other parties.

SECTION 6.06.  Entire Agreement.

This Agreement and along with the Schedules and Exhibits thereto, contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter. Neither party shall be liable or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein.

SECTION 6.08.  Severability.

If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances.

SECTION 6.09.  Amendments and Waivers.

This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

SECTION 6.10.  Consent to Jurisdiction.

GO! and the Company irrevocably submits to the exclusive jurisdiction of (a) the Circuit Court of the State of Florida, Sarasota County, and (b) the United States District Court for the Middle District of Florida, for the purposes of any suit, action or other proceeding arising out of this Agreement, or any transaction contemplated hereby.

SECTION 6.11.  Governing Law.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of New Florida applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

IN WITNESS WHEREOF, GO! and the Company have duly executed this Agreement as of the date first written above.


GO! AGENCY, LLC


BY:  /S/  Antonio F. Uccello, III
     ---------------------------------------
         Antonio F, Uccello, III, Manager


SIGN MEDIA SYSTEMS, INC.


BY:  /S/  Antonio F. Uccello, III
     ---------------------------------------
         Antonio F. Uccello, III, President

                                  SCHEDULE 1.01
                                     ASSETS


1. Isuzu Truck

2. Mounting System Inventory

3. Mounting System Tools

4. Design Computers

5. Miscellaneous Furniture

6. Mounting System Accounts Receivable

                                  SCHEDULE 1.02
                             ASSUMED GO! LIABILITIES


1. Isuzu Truck Loan

2. Accounts Payable of $29,242

3. Other Payables of $115,864

                                  SCHEDULE 3.04
                                      LIENS

1.       Isuzu Truck Loan

                                  SCHEDULE 3.05
                 PATENTS, PATENT APPLICATIONS, TRADEMARKS, ETC.


NONE

                                  SCHEDULE 3.06
                           CONTRACTS REQUIRING CONSENT


1.       Isuzu Truck Loan